As filed with the Securities and Exchange Commission on September 19, 2002
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

     AmeriCredit Corp.                            AmeriCredit Capital Trust I
(Exact name of registrant as                     (Exact name of registrant as
  specified in its charter)                        specified in its charter)

        75-2291093                                        Applied For
     (I.R.S. Employer                                  (I.R.S. Employer
    Identification No.)                               Identification No.)

         Texas                                              Delaware
(State or other jurisdiction of                     (State of organization)
 incorporation or organization)
                                                       c/o AmeriCredit Corp.
 801 Cherry Street, Suite 3900                   801 Cherry Street, Suite 3900
    Fort Worth, Texas 76102                          Fort Worth, Texas 76102
       (817) 302-7000                                    (817) 302-7000
(Address, including zip code, and             (Address, including zip code, and
 telephone number, including area              telephone number, including area
     code, of registrant's                            code, of registrant's
  principal executive offices)                    principal executive offices)

           Daniel E. Berce                                   Copy to:
Vice Chairman & Chief Financial Officer               L. Steven Leshin, Esq.
          AmeriCredit Corp.                            Jenkens & Gilchrist,
    801 Cherry Street, Suite 3900                  a Professional Corporation
       Fort Worth, Texas 76102                    1445 Ross Avenue, Suite 3200
          (817) 302-7000                             Dallas, Texas 75202-2799
(Name, address, including zip code, and                    214-855-4500
telephone number, including area code,
      of agent for service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [x]
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-54546, 333-54546-01, 333-54546-02, 333-54546-03, 333-54546-04, 333-54546-05 and
333-54546-06
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                    CALCULATION OF REGISTRATION FEE

----------------------------------------------- --------------- ----------------- ------------- -------------
                                                                                    Proposed
                                                                    Proposed        Maximum
                                                                    Maximum        Aggregate
                                                                 Offering Price     Offering     Amount of
   Title of Each Class of Securities to be       Amount to be         per          Price (1)    Registration
                  Registered                    Registered(1)    Security(1)(2)       (2)          Fee(3)
-------------------------------------------------------------------------------------------------------------

Debt Securities (4)                              $100,000,000         100%        $100,000,000  $9,200(9)
Preferred Stock (5)
Common Stock, including attached preferred
share purchase rights (6)
Depositary Shares (7)
Warrants (8)
Guarantees (9)
Trust Preferred Securities of AmeriCredit
     Capital Trust I (10)
Guarantees of Trust Preferred Securities of
     AmeriCredit Capital Trust I (10) (11)
Trust Debentures (10)
-------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of all securities issued exceed $600,000,000 (which includes $500,000,000 pursuant to an earlier effective registration statement (File Nos. 333-54546, 333-54546-01, 333-54546-02, 333-54546-03, 333-54546-04, 333-54546-05
         and 333-54546-06)). The aggregate amount of common stock registered is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The registered securities may be sold separately, together or as units with other registered securities.
(2) Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D. to Form S-3 under the Securities Act.
(3) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act. The proposed maximum aggregate offering price, with respect to debt securities, is calculated excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4) Subject to note (1) above, we are registering an indeterminate principal amount of debt securities (which may be senior or subordinated). If any debt securities are issued at an original issue discount, then the offering price may be increased to the extent not to exceed the proposed maximum aggregate offering price less the dollar amount of any securities previously issued. Also, in addition to any debt securities that may be issued directly under this registration statement, we are registering an indeterminate amount of debt securities as may be issued upon conversion or exchange of other debt securities, preferred stock or depositary shares, for which no consideration will be received by us, or upon exercise of warrants registered hereby.
(5) Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold, from time to time by us. We are also registering an indeterminate number of shares of preferred stock as shall be issuable upon exercise of warrants registered hereby. In addition, we are also registering such indeterminate number of shares of preferred stock, for which no consideration will be received by us, as may be issued upon conversion or exchange of debt securities of the Company.
(6) Subject to note (1) above, we are registering an indeterminate number of shares of common stock. Each share of common stock includes an associated Junior Participating Preferred Stock Purchase Right (a "Right"). Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the common stock, and will be transferred only with the common stock. We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of the debt securities or the preferred stock or upon exercise of warrants registered hereby.
(7) Such indeterminate number of depositary shares to be evidenced by depositary receipts, representing a fractional interest of a share of preferred stock.
(8) Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase debt securities, shares of common stock or preferred stock or depositary shares registered hereby.
(9) We are registering the guarantees that may be provided by the subsidiaries named in the "Table of Additional Registrants" on the following page of the obligations of AmeriCredit Corp. under the debt securities. No additional consideration will be received by us for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees.
(10) Subject to note (1) above, we are registering an indeterminate principal amount or number of our securities, trust debentures and guarantees and an indeterminate number of trust preferred securities of the AmeriCredit Capital Trust I as may from time to time be issued at indeterminate prices. Trust debentures may be issued and sold to AmeriCredit Capital Trust I, and the trust debentures may later be distributed to the holders of trust preferred securities.
(11) We are also registering under this registration statement all other obligations that we may have with respect to preferred securities issued by AmeriCredit Capital Trust I consisting of our obligations set forth in the applicable indenture and any supplemental indenture thereto, in each case as further described in the registration statement. No separate consideration will be received for any guarantee or any other such obligations.


                         TABLE OF ADDITIONAL REGISTRANTS
                    UNDER REGISTRATION STATEMENT ON FORM S-3

     The following subsidiaries of AmeriCredit Corp. are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder.


                    Subsidiary                       State of Organization        IRS Employer ID No.
                    ----------                       ---------------------        -------------------
AmeriCredit Financial Services, Inc.                       Delaware                   75-2439888
ACF Investment Corp.                                       Delaware                   75-2442194
Americredit Corporation of California                     California                  33-0011256
AmeriCredit Financial Services of Canada Ltd.           Ontario, Canada                866121080
                                                                              (Canadian Business Number)
AmeriCredit Management Company                             Delaware                   75-2788787


                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

         This registration statement is being filed with respect to the registration of an additional $100,000,000 aggregate offering price of securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File Nos. 333-54546, 333-54546-01, 333-54546-02, 333-54546-03, 333-54546-04, 333-54546-05
and 333-54546-06) are incorporated in this registration statement by reference. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.


                                             AMERICREDIT CORP.


                                             By: /s/ Michael R. Barrington
                                                --------------------------------
                                                Michael R. Barrington
                                                Vice Chairman, President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                   TITLE                                  DATE
                      ---------                                   -----                                  ----

           *                                 Executive Chairman of the Board                  September 18, 2002
           ---------------------------
           Clifton H. Morris, Jr.

           /s/ Michael R. Barrington         Vice Chairman, President and Chief Executive     September 18, 2002
           ---------------------------       Officer (Principal Executive Officer)
           Michael R. Barrington

           *                                 Vice Chairman and Chief Financial Officer        September 18, 2002
           ---------------------------       (Principal Financial and Accounting Officer)
           Daniel E. Berce

           *                                 Vice Chairman                                    September 18, 2002
           ---------------------------
           Edward H. Esstman

           *                                 Director                                         September 18, 2002
           ---------------------------
           A.R. Dike

           *                                 Director                                         September 18, 2002
           ---------------------------
           James H. Greer

           *                                 Director                                         September 18, 2002
           ---------------------------
           Douglas K. Higgins

           *                                 Director                                         September 18, 2002
           ---------------------------
           Kenneth H. Jones, Jr.

*By: /s/ Michael R. Barrington
     ---------------------------------------
         Michael R. Barrington
         Attorney-in-fact


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.

                                             AMERICREDIT CAPITAL TRUST I

                                             By:      AmeriCredit Corp.
                                                      As depositor


                                             By: /s/ Michael R. Barrington
                                                --------------------------------
                                                Michael R. Barrington
                                                Vice Chairman, President and
                                                Chief Executive Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.

                                          AMERICREDIT FINANCIAL SERVICES, INC.



                                          By:  /s/ Michael R. Barrington
                                             -----------------------------------
                                             Michael R. Barrington
                                             Vice Chairman and Chief Executive
                                             Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                             TITLE                                  DATE
                  ---------                             -----                                  ----

       /s/ Michael R. Barrington         Vice Chairman and Chief Executive              September 18, 2002
       ---------------------------       Officer (Principal Executive
       Michael R. Barrington             Officer)


       *                                 Vice Chairman and Chief Financial              September 18, 2002
       ---------------------------       Officer (Principal Financial and
       Daniel E. Berce                   Accounting Officer)


       /s/ Michael T. Miller             Director, Executive Vice President             September 18, 2002
       ---------------------------       and Chief Operating Officer
       Michael T. Miller




*By:/s/ Michael R. Barrington
    ----------------------------------------
         Michael R. Barrington
         Attorney-in-fact


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.

                                           AMERICREDIT MANAGEMENT COMPANY


                                           By: /s/ Michael R. Barrington
                                              ----------------------------------
                                              Michael R.  Barrington
                                              Vice Chairman, Chief Executive
                                              Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                              TITLE                                  DATE
                 ---------                              -----                                  ----


     /s/ Michael R. Barrington           Vice Chairman, Chief Executive                 September 18, 2002
     ---------------------------
     Michael R. Barrington               Officer and President (Principal
                                         Executive Officer)

     *                                   Vice Chairman and Chief Financial              September 18, 2002
     ---------------------------
     Daniel E. Berce                     Officer (Principal Financial and
                                         Accounting Officer)

     /s/ Michael T. Miller               Director, Executive Vice President             September 18, 2002
     ---------------------------
     Michael T. Miller                   and Chief Operating Officer


*By: /s/ Michael R. Barrington
     ---------------------------------------
         Michael R. Barrington
         Attorney-in-fact



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.

                                            ACF INVESTMENT CORP.



                                            By: /s/ Michael R. Barrington
                                               ---------------------------------
                                               Michael R. Barrington
                                               Vice Chairman, Chief Executive
                                               Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                              TITLE                                  DATE
                 ---------                              -----                                  ----


     /s/ Michael R. Barrington           Vice Chairman, Chief Executive                 September 18, 2002
     ---------------------------
     Michael R. Barrington               Officer and President (Principal
                                         Executive Officer)

     *                                   Vice Chairman and Chief Financial              September 18, 2002
     ---------------------------
     Daniel E. Berce                     Officer (Principal Financial and
                                         Accounting Officer)

     /s/ Michael T. Miller               Director                                       September 18, 2002
     ---------------------------
     Michael T. Miller


*By: /s/ Michael R. Barrington
     -------------------------------
         Michael R. Barrington
         Attorney-in-fact



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.

                                          AMERICREDIT FINANCIAL SERVICES OF
                                          CANADA LTD.


                                          By: /s/ Michael R. Barrington
                                             -----------------------------------
                                             Michael R. Barrington
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                              TITLE                                  DATE
                 ---------                              -----                                  ----


     /s/ Michael R. Barrington           Chief Executive Officer                        September 18, 2002
     ---------------------------
     Michael R. Barrington

     /s/ Dean R. Mackey                  Vice President and Director                    September 18, 2002
     ---------------------------
     Dean R. Mackey




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.

                                            AMERICREDIT CORPORATION OF
                                            CALIFORNIA



                                            By: /s/ Michael R. Barrington
                                               ---------------------------------
                                               Michael R. Barrington
                                               Vice Chairman and Chief Executive
                                               Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                              TITLE                                  DATE
                 ---------                              -----                                  ----


     /s/ Clifton H. Morris               Executive Chairman of the Board                September 18, 2002
     ---------------------------
     Clifton H. Morris

     /s/ Michael R. Barrington           Vice Chairman and Chief Executive              September 18, 2002
     ---------------------------
     Michael R. Barrington               Officer (Principal Executive
                                         Officer)

     *                                   Vice Chairman and Chief Financial              September 18, 2002
     ---------------------------
     Daniel E. Berce                     Officer (Principal Financial and
                                         Accounting Officer)

     /s/ Robert J. Frye                  Executive Vice President and                   September 18, 2002
     ------------------------------------
     Robert J. Frye                      Director



*By: /s/ Michael R. Barrington
     -------------------------------
         Michael R. Barrington
         Attorney-in-fact



                                  EXHIBIT INDEX


         Exhibit No.                        Description

         5.1 Opinion of Jenkens & Gilchrist, a Professional Corporation, as to the legality of the securities being registered

         5.2 Opinion of Richards, Layton & Finger, P.A., as to the legality of the Preferred Securities to be issued by AmeriCredit Capital Trust I

         23.1              Consent of PricewaterhouseCoopers LLP

         23.2 Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1)

         23.3 Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

         24.1 Powers of Attorney (included in the signature pages to Registration Statement Nos. 333-54546, 333-54546-01, 333-54546-02, 333-54546-03,
                           333-54546-04, 333-54546-05, and 333-54546-06)